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Exhibit 99.1

Contact: Brian P. Crescenzo
302-326-5648

FOR IMMEDIATE RELEASE

APPLIED EXTRUSION TECHNOLOGIES, INC.
ANNOUNCES LAUNCH OF SOLICITATION OF VOTES FOR
PREPACKAGED PLAN OF REORGANIZATION

ENTERS INTO COMMITMENT FOR FINANCING PACKAGE

        NEW CASTLE, DE, November 1, 2004—Applied Extrusion Technologies, Inc. (NASDAQ NMS—AETC) announced today that it was commencing a solicitation of votes for its prepackaged chapter 11 plan of reorganization from holders of the Company's 10 3/4% senior notes. Votes on the prepackaged plan of reorganization must be received by the voting agent by November 24, 2004, unless this deadline is extended. Copies of the Company's plan of reorganization and solicitation and disclosure statement may be accessed at http://www.bsillc.com. Bondholders seeking additional information about the balloting process may contact BSI, the voting agent and information agent for the solicitation, at 866-258-8898.

        The Company is soliciting the votes of two groups of bondholders: "large" beneficial holders of $500,000 or more in principal amount of the senior notes and "small" beneficial holders of less than $500,000 in principal amount of the senior notes. If, at the end of the solicitation period, holders in the "large" group comprising at least one-half in number and two-thirds in principal amount of the note claims in this group, in both cases counting only those claims actually voting on the plan, vote in favor of the plan, then the Company intends to implement its recapitalization plan by promptly commencing a voluntary chapter 11 proceeding. As previously disclosed, the Company entered into a voting agreement with six bondholders holding over 70% in aggregate outstanding principal amount of the Company's 10 3/4% senior notes which requires such bondholders and any of their subsequent transferees to vote in favor of the Company's prepackaged plan of reorganization, subject to the satisfaction of certain conditions set forth in the voting agreement. The Company believes that the bondholders that are party to the voting agreement are "large" beneficial holders of the senior notes.

        AET plans to continue to provide customers with its complete range of products and services and to pay its trade creditors in full on a current basis during the chapter 11 proceedings. The Company's emergence from chapter 11 will be subject to, among other things, bankruptcy court approval of the solicitation and disclosure statement, exit financing and confirmation of the plan or reorganization.

        In connection with the solicitation, the Company also announced that it had executed a commitment with GE Commercial Finance to provide financing of up to $125 million during the prepackaged chapter 11 case and upon consummation of the recapitalization plan. The terms of the commitment are more fully described in the Solicitation and Disclosure Statement relating to the prepackaged plan.

        Applied Extrusion Technologies, Inc. is a leading North American developer and manufacturer of specialized oriented polypropylene (OPP) films used primarily in consumer products labeling and flexible packaging application.

        Except for the historical information contained herein, the matters discussed in this report are forward-looking statements that involve risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, including those risks related to the ability to implement price increases and related volume losses, the timely development and acceptance of new products, fluctuations in raw materials and other production costs, the ability to satisfy our debt service requirements, the loss of one or more significant customers, the impact of competitive products and pricing, the timely completion of capital projects, the success of the Company's efforts to access capital markets on satisfactory terms, and to acquire, integrate, and operate new business and expand into new markets, as well as other risks detailed in Exhibit 99.1 of the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2003 and from time to time in the Company's other reports filed with the Securities and Exchange Commission.

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  Exhibit 99.1
APPLIED EXTRUSION TECHNOLOGIES, INC. ANNOUNCES LAUNCH OF SOLICITATION OF VOTES FOR PREPACKAGED PLAN OF REORGANIZATION ENTERS INTO COMMITMENT FOR FINANCING PACKAGE